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Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

March 24, 2011

Board of Directors
Hyperdynamics Corporation
12012 Wickchester Lane
Suite 475
Houston, TX 77079

  Re:
  Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We have acted as special counsel to Hyperdynamics Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the "Registered Securities"): (i) the Company's unsecured senior debt securities, including debt securities convertible into Common Stock and Preferred Stock (the "Senior Debt Securities"); (ii) the Company's unsecured subordinated debt securities, including debt securities convertible into Common Stock and Preferred Stock (the "Subordinated Debt Securities" and collectively with the Senior Debt Securities, the "Debt Securities"); (iii) shares of common stock, $0.001 par value per share (the "Common Stock") of the Company; (iv) warrants to purchase any of the securities described in clauses (i) to (iii) (collectively, the "Warrants"); (v) the Company's stock purchase contracts obligating holders to purchase Common Stock or other securities at a future date or dates and obligating the Company to sell to the holders a specified number of shares of Common Stock or other securities at a future date or dates (the "Stock Purchase Contracts"); and (vii) units, consisting of any combination of the Registered Securities (the "Units").

        Each series of Senior Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the "Senior Debt Indenture") proposed to be entered into by the Company and a trustee (the "Senior Indenture Trustee") relating to Senior Debt Securities in the form filed as an exhibit to the Registration Statement. Each series of Subordinated Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the "Subordinated Debt Indenture") proposed to be entered into by the Company and a trustee (the "Subordinated Indenture Trustee") relating to Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement. Each Warrant will be issued pursuant to a warrant agreement (a "Warrant Agreement") substantially in the applicable form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (the "Stock Purchase Contract Agreement") substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement (the "Unit Agreement") substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a specimen certificate representing the Common Stock, (iii) the Certificate of Incorporation, as amended, of the Company, (iv) the Bylaws, as amended, of the Company, and (v) certain resolutions adopted by the Board of Directors, or a committee thereof, of the Company authorizing the filing of the Registration Statement and the issuance of                                    shares of Common Stock (the "Shares"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as certified or photostatic copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments, and we have assumed the accuracy and authenticity of such certificates and documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties. We have further assumed that the Shares will be issued and delivered in accordance with the terms of the Underwriting Agreement.

        Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that:

        1.     When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Senior Debt Securities; (b) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, then, upon the happening of such events, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2.     When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Debt Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities; (b) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, then, upon the happening of such events, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        3.     The Shares been duly authorized for issuance by all necessary corporate action of the Company, and, when issued and delivered against payment therefor subject to the authorized capital availability pursuant to the Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

        4.     When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        5.     When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Contract (including a form of certificate evidencing the Stock Purchase Contracts); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Purchase Contract and such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        6.     When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the applicable Registered Securities offered thereby and such Registered Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting, or similar agreement with respect to such Registered Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the applicable Registered Securities will have been duly authorized by all necessary corporate action by the Company, and if applicable, the Indenture, any applicable supplemental indenture thereto, and any other agreement pursuant to which such Registered Securities may be issued will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock pursuant to the Registration Statement.

        The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants or any Units or any other agreement or instrument pursuant to which any of the Registered Securities are to be issued that would affect the validity of such opinion. The Registered Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

        We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

        We also express no opinion herein as to any provision of any of the documents executed in connection with the issuance of Registered Securities (the "Transaction Documents") (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Transaction Documents on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, (e) relating to indemnification and contribution with respect to securities law matters, (f) which provides that the terms of any of the Transaction Documents may not be waived or modified except in writing, (g) purporting to indemnify any person against his, her or its own negligence or misconduct, (h) requiring the payment of penalties, consequential damages or liquidated damages, (i) relating to waiver or advance consent that has the effect of waiving statutes of limitation, marshalling of assets or similar requirements, (j) relating to waiver of the right to a jury trial, or (k) relating to choice of law or consent to jurisdiction.

        We express no opinion as to the laws of any jurisdiction other than (i) the federal laws of the United States of America, including the rules and regulations underlying those laws, and applicable judicial and regulatory determinations interpreting those laws; (ii) the Delaware General Corporation Law; and (iii) with respect to opinion paragraphs (1) and (2), the laws of the State of New York including applicable statutory provisions, applicable provisions of the New York Constitution, the rules and regulations underlying the provisions, and applicable judicial and regulatory determinations interpreting those laws, in each case limited to those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. Our opinion is based on these laws as in effect on the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter and that might affect the opinions expressed herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
PATTON BOGGS LLP

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  Exhibit 5.1
[PATTON BOGGS LLP LETTERHEAD]